EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 26, 2005, in the Post-Effective Amendment No.1 to Form S-3 Registration Statement (Form S-1 No. 333-124347) and related Prospectus of Finisar Corporation for the registration of up to 11,766,829 shares of its common stock.

/s/ Ernst & Young LLP

San Jose, California
July 26, 2005